CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Wells Fargo Variable Trust

We consent to the use of our reports, dated February 12, 2010, for the Evergreen VA Fundamental Large Cap Fund, Evergreen VA Growth Fund, Evergreen VA International Equity Fund and Evergreen VA Omega Fund, each a series of the Evergreen Variable Annuity Trust, incorporated herein by reference and to the reference to our firm under the caption “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

July 12, 2010